UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 3, 2010

Grosvenor Explorations Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52156	98-0486676
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3645 E. Main Street, Suite 119, Richmond, IN 47374	47374
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (765) 356-9726

2431 M. de la Cruz, Pasay City, Philippines (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 3,  2010, Felimon A. Lee resigned as the Company’s Chief Executive Officer and President and Rizanina Raneses resigned as the Company’s Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer.  Subsequently on September 3, 2010, the board of directors appointed Raymond Demotte to serve as a member of the Company’s board of directors and to fill the positions of Chief Financial Officer and President formerly held by Mr. Lee.  Camilo Velasquez was also appointed on September 3, 2010 to serve as a member of the Company’s board of directors and to fill the positions of Chief Financial Officer, Secretary and Treasurer formerly held by Ms. Raneses.  There was no known disagreement with Mr. Lee or Ms. Raneses on any matter relating to the Company’s operations, policies or practices and Mr. Lee or Ms. Raneses will both continue to serve a members of the Company’s board of directors.

There are no family relationships between Messrs. Demotte and Velasquez and any other of our directors or executive officers.

Neither Mr. DeMotte nor Mr. Velasquez has had any material direct or indirect interest in any of the Company’s transactions since the beginning of the Company’s last fiscal year or in any currently proposed transaction.  At this time, we do not have any employment agreement with either Mr. DeMotte or Mr. Velasquez.

Mr. DeMotte has served as Vice President of Business Development and as a director of Boulder Hill Mines, Inc., a private mineral exploration company based in Idaho, since June 2008.  Since July 2008, Mr. DeMotte has also served as President and a director of Castle Creek Silver, Inc., a private mineral exploration company based in Idaho.  Mr. DeMotte served as President and CEO of Sterling Mining Company from November 1998 to May 2008 and served as a director of Sterling Mining Company from November 2008 to February 2009.  In March 2009, Sterling Mining Company filed a voluntary petition for reorganization relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Idaho.  Mr. DeMotte is a director and serves on the audit committee for Silverfield Resources, Inc. and Wescan Uranium, Inc.  Mr. DeMotte holds a Bachelor of Science in International Business Administration from the American College of Switzerland and a Master of Business Administration from Golden Gate University in San Francisco, California. Mr. DeMotte is a member of the Canadian Institute of Mining, Metallurgy and Petroleum and the Society of Economic Geologists.

Mr. Velasquez has served as marketing consultant to Louis Vuitton in its Caribbean region since September 2009. Since May 2008, Mr. Velasquez served as financial director for CIMMM Inc.  Mr. Velasquez served as a managerial trainee at Sterling Mining Company from October 2007 to May 2008 where he provided support to the accounting and auditing team.  From February 2002 to September 2007, Mr. Velasquez held various positions at the Merck & Co., Inc.’s Bogota, Colombia office.  Mr. Velasquez earned his Bachelor of Business Administration degree from Los Andes University in Bogota, Colombia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 3, 2010

Grosvenor Explorations Inc.

By:	/s/ Raymond DeMotte
Name:	Raymond DeMotte
Title:	President and Chief Executive Officer